Exhibit 10.2

              SECOND AMENDMENT TO PURCHASE AGREEMENT

     This Second Amendment to Purchase Agreement ("Amendment") dated as of April 18, 1996 is entered into by and among SA
Telecommunications, Inc., a Delaware corporation (the "
Purchaser"), and Howard Maddera, William L. Johnson and Marianne
Reed (collectively the "Sellers").

     WHEREAS, Purchaser and Sellers entered into a Purchase Agreement dated as of March 8, 1996 (the "Purchase Agreement), whereby, subject to the conditions stated therein, Purchaser agreed to purchase, and Sellers agreed to sell, the Purchase Notes, the Offset Notes, the Preferred Shares and the Warrants (as such terms are defined in the Purchase Agreement) for an aggregate of $2,775,500, and amended the Purchase Agreement on April 12, 1996;

     WHEREAS, Purchaser and Sellers desire to further amend the Purchase Agreement to extend the Closing and Anticipated Closing
Date thereunder and to adjust the payment schedule;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Purchase Agreement as amended prior to the date hereof is hereby further amended as follows:

          (A)  the first sentence of Section 2 of the Purchase
     Agreement entitled "Closing" is hereby amended in its entirety to read as follows:

     The Closing under this Agreement shall occur at the offices of Purchaser at 3:00 p.m. on May 30, 1996 on such later date on or prior to June 15, 1996 (the "Anticipated Closing Date") as shall be required for Purchaser to (a) complete the financing of the purchase price set forth in Section 1 and 2 hereof (the "Financing) and (b) obtain the consent of Norwest Bank Minnesota, National Association to the transactions contemplated hereby and the Financing thereof (the "Bank Consent"); provided, however, in no event shall the Anticipated Closing Date be later than June 15, 1996 even if the Bank Consent is not obtained and the Financing is not complete.

          (B)  The second sentence of Section 2 of the Purchase
     Agreement entitled "March 8 Payment" is hereby amended in its entirety as follows:

     If the Closing does not occur on or prior to the Anticipated Closing Date, in accordance with the Modification Agreement:
     (a) the second principal payment as set forth on Exhibit B hereto and the accrued but unpaid interest on the unpaid principal amount of such Offset Notes will be due on the Anticipated Closing Date, subject to the Offset Rights, (b) the final payment of principal and accrued interest on the Offset Notes shall continue to be due on July 30, 1996; (c) the remaining scheduled due dates for payment of accrued but unpaid interest on the unpaid principal amount of the Purchase Notes shall be the Anticipated Closing Date, July 31, 1996 and October 31, 1996 (the "Maturity Date"); (d) the final payment of principal and accrued interest on the Purchase Notes shall continue to be the Maturity Date; and (e) such extension and modification of the terms of the Purchase Notes and the Offset Notes are hereby effected without any further action by the parties hereto.

          (C) Exhibit C to the Purchase Agreement is hereby amended in its entirety to read as follows:


                                                    EXHIBIT C


                    Portion of                    Portion of
                    Purchase Price Payable        Purchase Price Payable
Name of Seller      On 3/8/96                     At Closing
- - --------------      ----------------------        ----------------------
Howard Maddera      $123,400                      $1,160,000
William L. Johnson  $123,400                      $1,160,000
Marianne Reed       $ 61,700                      $  580,000
                    --------                      ----------
Total               $308,500                      $2,900,000


     2. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart. The terms of this Amendment and the Purchase Agreement as amended by this Amendment shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date above written.

SA TELECOMMUNICATIONS, INC.             /s/ Howard Maddera
                                        Howard Maddera

By:    /s/ Jack W. Matz Jr.             /s/ William L. Johnson
       Jack W. Matz Jr.                 William L. Johnson
Chairman and Chief Executive Officer
                                        /s/ Marianne Reed
                                        Marianne Reed

Address: 1600 Promenade Center,         Address for all Sellers:
         15th Floor                     c/o Howard Maddera
         Richardson, TX. 75080          110 Brentwood
                                        Levelland, TX  79336

                                2